UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Pineapple Energy Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On March 6, 2024, Pineapple Energy Inc. (the "Company") commenced distributing proxy materials to its shareholders, including a Notice of Special Meeting of Shareholders and Definitive Proxy Statement (the "Notice and Proxy Statement") for its special meeting of shareholders to be held on April 12, 2024 (the "Special Meeting"). A copy of the Notice and Proxy Statement was filed with the Securities and Exchange Commission on March 6, 2024. As previously disclosed in the Notice and Proxy Statement, the Company engaged Morrow Sodali LLC ("Morrow") to assist it in soliciting proxies for the Special Meeting. On March 29, 2024, Morrow circulated a letter reminding shareholders of record to vote at the upcoming Special Meeting, which is included below.

March 29, 2024

Re: Pineapple Energy Inc. Special Meeting of Shareholders

Dear Pineapple Energy Shareholder:

We are sending this notice in an attempt to speak with you over the phone regarding your vote for the upcoming Special Meeting of Pineapple Energy Inc., which is scheduled to be held on April 12, 2024.

We, Morrow Sodali LLC, have been retained by Pineapple Energy Inc. to be their proxy solicitor for the upcoming Special Meeting. According to our records, as of the date of this letter, your vote for the shares you held as of February 13, 2024 record date has not yet been received.

YOUR VOTE IS EXTREMELY IMPORTANT, NO MATTER HOW MANY SHARES YOU HELD AS OF THE FEBRUARY 13, 2024 RECORD DATE. YOU MAY STILL VOTE YOUR SHARES EVEN IF YOU NO LONGER OWN THEM. THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF ALL PROPOSALS.

We urge you to vote TODAY online or by telephone (see the instructions below). Your vote must be received prior to 11:59 PM ET on Thursday, April 11th for your shares to be represented at the meeting.

Vote Online: Go to the website www.proxyvote.com. Have your 16-digit control number (see right side of voting instruction form you should have received from your broker) ready and follow the online instructions.

Vote by Telephone without the need of your control number: Call toll-free 1-877-787-9239. You will just need to verify the name and address of the account you are voting on behalf of to one of our live agents.

If you have any questions at all, please contact Donna Corso at 203-658-9374 or Ryan Loveless at 203-658-9456, or by email at Proxy-TeamDMC@morrowsodali.com.

Best regards,

Donna M. Corso
Morrow Sodali LLC 333 Ludlow Street, 5th Floor, South Tower
Stamford, CT 06902